EXHIBIT 10(a)
                         HOUSTON INDUSTRIES INCORPORATED
                              MASTER SAVINGS TRUST

               (As Amended and Restated Effective January 1, 1994)

                                 FIRST AMENDMENT

            Houston Industries Incorporated, a Texas corporation (the "Company"), having established the Houston Industries Incorporated Master Savings Trust, as amended and restated effective January 1, 1994 (the "Trust"), and having reserved the right to amend the Trust under Section 10.4 thereof, does hereby amend the Trust as follows, effective May 1, 1995:

            1. The first sentence of the second paragraph of Section 4.1 is hereby amended to read as follows:

            "In accordance with normal pricing methods, assets shall be valued by the Trustee at their fair market values at the close of business on the Valuation Date, or, in the absence of readily ascertainable fair market values, at such fair values as the Trustee shall in good faith determine."

            2. Section 4.3 is hereby amended in its entirety to read as follows:

            "4.3 AUTHORITY OF COMPANY AND COMMITTEE: When the Master Trust is the trust under the plan of any Affiliated Corporation, such Affiliated Corporation shall be bound by the decisions, instructions, actions and directions of the Company, Committee, Investment Managers, and named fiduciaries (as such term is defined in Section 5.6 of the Master Trust) under this Agreement and the Trustee shall be indemnified by the Company and such Affiliated Corporation for such expenses and liabilities incurred by relying upon such decisions, instructions, actions or directions or where such losses or expenses were incurred by the Trustee due to the failure of such parties to carry out their responsibilities under the Plan and Master Trust. The Trustee shall not be required to give notice to or obtain the consent of any such Affiliated Corporation with respect to any action which is taken by the Trustee pursuant to this Agreement."

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            3. Section 5.1 is hereby amended by adding the following sentence to the end thereof:

            "The Trustee shall transfer assets to and from each Investment Fund as directed by the Committee or its agent."

            4. The last sentence of Section 5.2(a) is hereby amended to read as follows:

            "Except in the case of fractional shares received in any stock dividend, stock split or other recapitalization, or as necessary to make any distribution or payment from the Trust Fund or any transfer among the Investment Funds, the Trustee shall have no power or duty to sell or otherwise dispose of any stock acquired for Fund A."

            5. The fourth sentence of the second paragraph of Section 5.2(f) is hereby amended to read as follows:

            "Subject to contrary instructions, the Trustee shall invest cash held by it in an account subject to the management of an Investment Manager in short-term obligations, either separately or by investment collectively with funds of other pension and profit-sharing trusts exempt from tax under Code Section 501(a) by reason of qualifying under Code
      Section 401(a) through the medium of any common, collective, commingled or group trust fund which has been or hereafter may be established by the Trustee or by any other bank or trust company in the United States, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made a part of this Agreement so long as any portion of the Master Trust Fund shall be invested through the medium thereof."

            6. The last sentence of the second paragraph of Section 5.2(f) is hereby amended to read as follows:

            "Any such collective investment shall be managed by the Trustee in its sole discretion."

            7. Section 5.6 is hereby amended by adding the following paragraph to the end thereof:

            "C. Except for the short-term investment of cash, the Company has limited the investment power of the Trustee in Investment Fund A to the purchase and holding of Company Stock. The Trustee shall not be liable for the purchase, retention, voting, tender or sale of Company Stock in accordance with the provisions of Sections 5.2(a) and 5.6 hereof, and the Company (which has the
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      authority to do so under the laws of the state of its incorporation)
      agrees to indemnify Trustee from any liability, loss and expense, including reasonable legal fees and expenses, which Trustee may sustain by reason of the purchase, retention, voting, tender or sale of Company Stock in accordance with the provisions of Sections 5.2(a) and 5.6 hereof; provided, however, that the foregoing liability and indemnification provisions shall not apply to the extent that such liability, loss or expense arises from the Trustee's willful misconduct, bad faith or negligence in carrying out its ministerial functions under Sections 5.2(a) and 5.6. This paragraph shall survive the termination of this Agreement."

            8. Section 5.7(i) is hereby amended in its entirety to read as follows:

            "(i) To provide temporary advances to cover overdrafts, and in addition, with the prior approval of the Committee, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property in its possession."

            9. Section 9.4 is hereby amended in its entirety to read as follows:

            "9.4 TRANSFER OF MASTER TRUST FUND TO SUCCESSOR: Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Master Trust Fund and the records relating thereto to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its accounts, the amount of any compensation due it and any sums chargeable against the Master Trust Fund for which it may be liable, but if the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the Trust Fund and from the Company and each Affiliated Corporation which has a Participating Plan, who shall be jointly and severally liable therefor."

            IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall
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constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 27th day of April, 1995, but effective May 1, 1995. HOUSTON INDUSTRIES INCORPORATED

                                      By   D. D. SYKORA
                                           D. D. Sykora,
                                           President and Chief Operating Officer
ATTEST:

     CHRISTIAN SCHLEY
Assistant Corporate Secretary

            THE NORTHERN TRUST COMPANY, as successor trustee, effective May 1, 1995, under the Houston Industries Incorporated Master Savings Trust, as amended and restated effective January 1, 1994 (the "Trust"), hereby consents to and approves of the foregoing First Amendment to the Trust, this 26th day of April, 1995, but effective May 1, 1995.
                                      THE NORTHERN TRUST COMPANY

                                      By   BRUCE G. HENIKEN
ATTEST:                                     Vice President

    JOHN H. ST. LAURENT
Assistant Corporate Secretary
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